Minerco Resources, Inc.
Pro Forma Condensed Combined Balance Sheet
(unaudited)

	July 31, 2014 (Acquiree)	July 31, 2014 (Acquiror)	Pro Forma Adjustments	Pro Forma Combined
ASSETS
Cash	—	304,104		304,104
Accounts Receivable	293,273	—		293,273
Inventory	294,454	—		294,454
Prepaid Expense	6,280	602,482		608,762
Current Assets	594,007	906,586		1,500,593
Other Assets				—
Investments	26,875	—		26,875
Property and Equipment, net	147,802	—		147,802
Intangible Assets	—	105,000		105,000
Total Assets	768,684	1,011,586		1,780,270
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	1,275,852	195,446		1,471,298
Loan Payable	180,958	25,000		205,958
Accounts Payable – Related Party	—	63,955		63,955
Capital Lease Obligations, current	45,660	—		45,660
Line of Credit	134,190	—		134,190
Convertible debt, net unamortized discount $124,149	—	181,240		181,240
Derivative liabilities	—	650,135		650,135
Total Current Liabilities	1,636,660	1,115,776		2,752,436
Capital Lease Obligations, Noncurrent	38,849	—		38,849
Long-term Debt	—	1,000,000		1,000,000
Total Liabilities	1,675,509	2,115,776		3,791,285
Stockholders’ Deficit
Series A Preferred stock, $0.001 par value, 25,000,000 shares authorized, 15,000,000 outstanding at July 31, 2014	—	15,000		15,000
Series B Preferred stock, $0.001 par value, 2,000,000 shares authorized, 436,000 outstanding at July 31, 2014	—	436		436
Common stock, $0.001 par value, 3,500,000,000 shares authorized, 2,443,428,123 outstanding at July 31, 2014	—	2,443,428		2,443,428
Additional paid-in capital	85,470	16,839,811		16,925,281
Accumulated Other Comprehensive Income (Loss)	(73,125)	—		(73,125)
Accumulated deficit	(919,170)	(20,359,884)		(21,279,054)
Total Parent's Stockholders’ Deficit	(906,825)	(1,061,209)		(1,968,034)
Noncontrolling Interest	—	(42,981)		(42,981)
Total Stockholders' Deficit	(906,825)	(1,104,190)		(2,011,015)
Total Liabilities and Stockholders’ Deficit	768,684	1,011,586		1,780,270

The accompanying notes are an integral part of these unaudited consolidated financial statements

Minerco Resources, Inc.
Pro Forma Condensed Combined Statements of Operations
(unaudited)

	July 31, 2014 Avanzar Sales and Distributions, LLC (Acquiree)	July 31, 2014 Minerco (Acquiror)	Pro Forma Adjustments	Pro Forma Combined
Sales:
Products	2,040,360	12,381	—	$2,052,741
Services	357,606		—	$357,606
Total Sales	2,397,966	12,381	—	$2,410,347
Cost of Goods Sold	1,630,661	10,193	—	1,640,854
Gross Profit (Loss)	767,305	2,188	—	769,493

Depreciation	43,724	—	—	43,724
General and Administrative	1,096,402	871,988	—	1,968,390
Total Operating Expenses	1,140,126	871,988	—	2,012,114

Other Income (Expenses):
Interest Expense	(50,985)	(123,634)	—	(174,619)
Contract Termination Fees	7,673	—	—	7,673
Gain on Settlement of Debt	—	246	—	246
Gain/(Loss) on Derivative Liability	—	(7,983,507)	—	(7,983,507)
Gain/(Loss) on Debt Exchange for Equity	—	(2,651,839)	—	(2,651,839)
Accretion of discount on convertible notes	—	(990,184)	—	(990,184)
Total Other Expenses	(43,312)	(11,748,918)	—	(11,792,230)
Net Income (Loss)	(416,133)	(12,618,718)	—	(13,034,851)
Unrealized Loss on Investments	(73,125)	—	—	(73,125)
Total Comprehensive Loss	(489,258)	(12,618,718)	—	(13,107,976)
Net Loss Per Common Share – Basic and Diluted		(0.01)		(0.01)
Weighted Average Common Shares Outstanding		1,854,746,508		1,854,746,508

The accompanying notes are an integral part of these unaudited consolidated financial statements

Minerco Resources, Inc.
Notes to the Pro Forma Condensed Combined Financial Statements

Note 1 Background Information

On October 24, 2014, through its subsidiary, Level 5 Beverage Company, Inc. ("Level 5"), Minerco Resources, Inc. ("the Company") entered into an Agreement (the “Membership Interest Purchase Agreement”) with Avanzar Sales and Distribution, LLC ("Avanzar") to purchase a thirty percent (30%) equity position and fifty-one percent (51%) voting interest for the Purchase Price of $500,000 with an option to acquire an additional twenty-one percent (21%) interest and Second Option to acquire up to seventy-five percent (75%) of Avanzar. The acquisition broadens the Company’s base in the beverage industry through vertical integration.  The acquisition was accounted for in accordance with ASC 805, Business Combinations. On February 10, 2015, the Company completed the initial acquisition initiated in October, 2014. On March 24, 2015, Level 5 exercised its Initial Purchase Option to acquire an additional twenty-one percent (21%). The consideration payable by Level 5 to Avanzar for the Initial Purchase Option to be acquired is an aggregate of Four Hundred Thousand Dollars ($400,000), of which Two Hundred Thousand Dollars ($250,000) has been paid and the remaining balance of Two Hundred Thousand Dollars ($150,000), will be payable as follows: additional payments in amounts of at least Twenty-five Thousand Dollars ($25,000) payable every 30 days until the aggregate of Four Hundred Thousand U.S Dollars ($400,000) is paid in full no later than December 31, 2015. On April 30, 2015, Level 5 exercised Second Purchase Option to acquire an additional twenty-four percent (24%). The consideration payable to the existing members of Avanzar for the Second Purchase Option to be acquired shall be an aggregate of One Million Seventy Hundred Fifty Thousand Dollars ($1,750,000). The Company issued 336,543 shares of its Class C Preferred stock pursuant to the exercise of the Second Purchase Option to the six (6) existing members of Avanzar.

The pro forma condensed combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of Avanzar and the historical consolidated financial statements and accompanying notes of Minerco Resources, Inc., included in our annual report in Form 10-K for the fiscal year ended July 31, 2014.

Note 2 Basis of Pro Forma Presentation

The unaudited pro forma condensed combined balance sheets and statements of operations as of July 31, 2014, are based on the historical financial statements of the Company and Avanzar, after giving effect to the Company’s acquisition of Avanzar on October 24, 2014, (initial 8-K was filed on October 24, 2014).  The pro forma financial statements give effect to the merger as if it had occurred on July 31, 2014, with the resulting pro forma effects shown for the periods listed above.

In determining the valuation of goodwill, the Company is applying Accounting Standard Codifications 805, Business Combinations (“ASC 805”). The acquisition method of accounting is used for all business combinations and for an acquiror to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.

ASC 805 requires an entity:

●	to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.

●	to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

●	to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.

●	to recognize contingent consideration at the date of acquisition, based on the fair value at that date.
The Company has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements.  These preliminary estimates and assumptions are subject to change as we finalize our purchase price assessment and the valuation of the intangible assets acquired.  These changes could result in material variances between our future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of our consolidated results of operations or financial position that would have been reported had the Avanzar acquisition been completed as of the dates presented, and should not be taken as a representation of our future consolidated results of operations or financial position.

Note 3 Acquisition of Avanzar and Allocation of Purchase Price

Avanzar is a consumer beverage and snack distributor and broker in Southern California.

Effective February 10, 2015, Avanzar closed its sale under the terms of a Membership Interest Purchase Agreement initiated in October 2014 with Level 5.  A 30% equity stake and 51% voting interest in Avanzar were acquired for approximately $500,000.

The estimated sales price for the Company represents preliminary fair value estimates at the date of acquisition. Goodwill includes a preliminary estimate for the value of certain insurance contracts. These intangibles will be identified and valued for purposes of presenting intangible assets outside of the presentation for goodwill.